UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2011

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-588-2250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Certain Executives

On April 11, 2011, The St. Joe Company (the "Company") entered into Separation Agreements with each of William S. McCalmont, Executive Vice President and Chief Financial Officer; Roderick T. Wilson, President – West Bay Sector; and Rusty Bozman, Senior Vice President – Corporate Development, regarding their separation from employment with the Company. The separation of Messrs. Wilson and Bozman is effective as of April 11, 2011, and Mr. McCalmont will remain as an officer and employee of the Company through May 20, 2011. The Company does not anticipate hiring additional personnel to fill these executive positions.

The Separation Agreements document the amounts payable to the executives pursuant to their existing employment agreements that were entered into several years prior to the recent changes in the Company’s Board of Directors and executive leadership. The Separation Agreements provide for the following payments to Messrs. McCalmont, Wilson and Bozman:

• a severance payment in the amount of $1,463,000 for Mr. McCalmont, $1,127,680 for Mr. Wilson, and $840,000 for Mr. Bozman, payable six months after separation;

• the portion of any annual bonus the executive would have earned in 2011 pro-rated through the separation date, payable no later than March 15, 2012;

• a retirement plan continuation payment in the amount of $306,696 for Mr. McCalmont, $264,521 for Mr. Wilson, and $108,788 for Mr. Bozman, payable six months after separation;

• continuation and payment of certain health and welfare insurance benefits through March 3, 2013; and

• up to $20,000 as reimbursement for outplacement services.

The Separation Agreements also provide for a general release by the executive of claims against the Company, mutual non-disparagement provisions, confidentiality obligations, cooperation requirements, and non-compete and non-solicitation provisions. Mr. McCalmont’s Separation Agreement also provides that he will provide consulting services to the Company for a period of six months following his separation of employment in exchange for a monthly consulting fee of $8,000.

Copies of the Separation Agreements for Messrs. McCalmont, Wilson and Bozman are filed as Exhibits 10.1, 10.2 and 10.3 hereto. The foregoing description of the Separation Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the exhibits, which are incorporated by reference herein.

Appointment of Chief Financial Officer

Effective as of May 21, 2011, Janna L. Connolly, the Company’s Senior Vice President and Chief Accounting Officer since 2007, has been appointed as the Company’s Senior Vice President and Chief Financial Officer. Ms. Connolly, age 55, has approximately 30 years of financial and accounting experience and previously served as Vice President and Controller of the Company from December 2000 to May 2007. She joined the Company in November 1996 as Controller. There will be no change to Ms. Connolly’s compensation or employment agreement in connection with her new position.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Separation Agreement between the Company and William S. McCalmont dated April 11, 2011.

10.2 Separation Agreement between the Company and Roderick T. Wilson dated April 11, 2011.

10.3 Separation Agreement between the Company and Rusty Bozman dated April 11, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

April 11, 2011	By:	/s/ Reece B. Alford

Name: Reece B. Alford
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between the Company and William S. McCalmont dated April 11, 2011.
10.2	Separation Agreement between the Company and Roderick T. Wilson dated April 11, 2011.
10.3	Separation Agreement between the Company and Rusty Bozman dated April 11, 2011.